Exhibit 99.2

NRx Pharmaceuticals, Inc. Announces Closing of $22.3 Million Public Offering of Common Stock and Including Exercise of the Underwriters’ Option

Offering was led by B Group Capital with significant participation from, among others, Columbia Threadneedle Investments, Corbets Capital, Venture 76, and Mossrock Capital

WILMINGTON, Del., June 4, 2026 (GLOBE NEWSWIRE) -- NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) (“NRx Pharmaceuticals” or the “Company”), a clinical-stage biopharmaceutical company, today announced the closing of its previously announced underwritten public offering (the “Offering”) of shares of its common stock, par value $0.001 per share (“Common Stock”) at a public offering price of $3.50 per share of Common Stock.

The gross proceeds of the Offering were approximately $22.3 million before deducting underwriting discounts and commissions in the Offering and other estimated expenses payable by the Company, including exercise of the underwriters’ option to purchase additional shares of common stock. The Company currently intends to use the net proceeds from the Offering for working capital and general corporate purposes to support its growth.

“We at NRx thank the fundamental healthcare investors together with BTIG and Lucid who have placed their trust in us to bring lifesaving drugs to market. In an era where an American dies from suicide every 11 minutes, we feel honored to be part of the potential solution,” said Jonathan Javitt, MD, MPH, Chairman and CEO of NRx Pharmaceuticals.

BTIG, LLC acted as the lead bookrunning manager for the Offering and Lucid Capital Markets, LLC acted as joint bookrunning manager for the Offering. The Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-288205), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 22, 2025. Copies of the prospectus supplement and the accompanying base prospectus may be obtained from BTIG, LLC, at 65 East 55th Street, New York, New York 10022 or by telephone at (212) 593-7555, or by email at ProspectusDelivery@btig.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals, Inc., is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal depression, chronic pain, and PTSD. The Company is developing NRX-100 (preservative-free intravenous ketamine) and NRX-101, (oral D-cycloserine/lurasidone). NRX-100 has been awarded Fast Track Designation for the treatment of Suicidal ideation in Depression, including Bipolar Depression. NRX-101 has been awarded Breakthrough Therapy Designation for the treatment of suicidal bipolar depression. NRx has filed an Abbreviated New Drug Application (ANDA), and initiated a New Drug Application filing for NRX-100 for the treatment of suicidal ideation in patients with depression, including bipolar depression.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Forward-looking statements herein include, but are not limited to, the expected use of the proceeds from the Offering. The Company has reported regulatory milestones as they have been achieved but has not predicted the outcome of any future regulatory determination. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the

Company’s current views with respect to future events and is subject to these and other risks, including uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy, and, among other things, liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q and other filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Brian Korb

Managing Partner, astr partners (917) 653-5122

brian.korb@astrpartners.com